                         CONSENT OF INDEPENDENT AUDITORS

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
2, 2001, with respect to the financial statements of First Security Benefit Life
Insurance  and Annuity  Company of New York and the  financial  statements of T.
Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and
Annuity  Company of New York included in  Post-Effective  Amendment No. 8 to the
Registration  Statement  under  the  Securities  Act of 1933  (Registration  No.
33-83240)  and  Amendment  No.  11  to  the  Registration  Statement  under  the
Investment  Company Act of 1940  (Registration  No.  811-8726) on Form N-4 of T.
Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and
Annuity Company of New York and the related Statement of Additional  Information accompanying the Prospectus of T. Rowe Price No-Load Variable Annuity.

                                                    /s/ Ernst & Young LLP

Kansas City, Missouri
April 12, 2001